Exhibit 99.2

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

Orthovita Receives CE Mark for VITAGEL® Surgical Hemostat

and CELLPAKER® Plasma Collection System

For Immediate Release

Contact:	Albert J. Pavucek, Jr.
Chief Financial Officer
Orthovita, Inc.
610-640-1775 or 800-676-8482

MALVERN, Pennsylvania, USA, August 6, 2007 – Orthovita, Inc. (NASDAQ: VITA), a spine and orthopedic biosurgery company, reported that it has received CE Mark approval for its VITAGEL® Surgical Hemostat product and CELLPAKER® plasma collection system. The approval allows Orthovita to market VITAGEL as a surgical hemostat in Europe.

VITAGEL is a composite liquid hemostat used in surgical procedures as an adjunct to hemostasis when control of bleeding by ligature or conventional procedures is ineffective or impractical. The CELLPAKER plasma collection system is used in conjunction with Orthovita’s VITAGEL Surgical Hemostat product. VITAGEL stimulates hemostasis and healing through multiple mechanisms, amplifying the patient’s own biology. Upon application, VITAGEL works by combining a collagen/thrombin suspension with the patient’s own plasma. The resultant fibrin/collagen clot stems bleeding and provides a robust three-dimensional matrix for soft tissue healing.

“We believe that VITAGEL is the only surgical hemostat using collagen and thrombin pre-blended directly into the product that is currently approved for use in Europe. We are pleased to be able to offer this product to our European customers and plan to launch VITAGEL in the European marketplace this September,” said Antony Koblish, President and Chief Executive Officer of Orthovita.

About the Company

Orthovita is a spine and orthopedic biosurgery company with proprietary biomaterials and biologic technologies for the development and commercialization of synthetic, biologically active, tissue engineering products. We develop and market synthetic-based biomaterials products for use in spine surgery, the repair of fractures and a broad range of clinical needs in the trauma, joint reconstruction, revision and extremities markets. Our near-term commercial business is based on our VITOSS® Bone Graft Substitute technology platforms, which are designed to address the non-structural bone graft market by offering synthetic alternatives to the use of autograft or cadaver-based bone material, and VITAGEL Surgical Hemostat. Our longer-term

U.S. clinical development program is focused on our internally developed CORTOSS® Bone Augmentation Material technology platform, which is primarily designed for injections in osteoporotic spines to treat vertebral compression fractures. We work jointly with Kensey Nash Corporation to develop and commercialize synthetic-based biomaterial products, we market VITAGEL under a license granted by Angiotech Pharmaceuticals (US), Inc., and we continue to pursue similar relationships with other biomaterials companies.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, the development, regulatory approval, demand and market acceptance of our products, including CORTOSS; the demand and market acceptance of VITAGEL in the European market; the timing of any submissions to the FDA related to CORTOSS approval; and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors”. Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.